EXHIBIT 11.1


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                                                      EXHIBIT 11.1



                            AVON PRODUCTS, INC.
                  COMPUTATION OF PRIMARY INCOME PER SHARE
                   (In millions, except per share data)


                                                 Three months ended
                                                    September 30
                                                 ------------------
                                                 1997          1996
                                                 ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  132.291       132.934
  Common stock equivalents*.................       --*           --*
                                              -------       -------

  Weighted average shares for primary income
    per share computation...................  132.291       132.934
                                              =======       =======

Net income................................    $  68.6       $  62.5
                                              =======       =======

Primary income per share..................    $   .52       $   .47
                                              =======       =======
_________
 *Common stock equivalents are not reported because they result in less than three percent dilution.


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                                                      EXHIBIT 11.1



                            AVON PRODUCTS, INC.
                  COMPUTATION OF PRIMARY INCOME PER SHARE
                   (In millions, except per share data)


                                                 Nine months ended
                                                    September 30
                                                 ----------------
                                                 1997        1996
                                                 ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period..............................  132.474     133.905
  Common stock equivalents*.................       --*         --*
                                              -------     -------

  Weighted average shares for primary income
    per share computation...................  132.474     133.905
                                              =======     =======

Net income................................    $ 205.1     $ 185.9
                                              =======     =======

Primary income per share..................    $  1.55     $  1.39
                                              =======     =======
_________
 *Common stock equivalents are not reported because they result in less than three percent dilution.